UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Ubiquity Broadcasting Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 489-7600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 21, 2014, Ubiquity Broadcasting Corporation (the “Company”) entered into an agreement with ChineseInvestors.com, an Indiana corporation, by which the Company will receive investor relations services. The Company has agreed to issue up to 120,000 shares of common stock in full payment of the services, pro-rated over the term of service. The service provider has represented that it is an accredited investor, and the stock will be issued as restricted shares. The Company has granted limited piggy-back rights with respect to the restricted shares. The issuance of the shares was a private placement, made in reliance on Section 4(2).

Item 8.01	Other Events.

On February 25, 2014, the Company issued a press release announcing that the Company filed an application with The Nasdaq Capital Market, LLC to uplist to the Nasdaq Capital Market. Currently, the Company’s stock is traded on the OTCQB under the symbol “UBIQ.” No assurance can be made that this application will be approved by Nasdaq or that the Company will actually be able to uplist to the Nasdaq Capital Market. A copy of this press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ubiquity Broadcasting Corporation

Date: February 25, 2014	By:	/s/ Christopher Carmichael
Christopher Carmichael Chief Executive Officer and President